UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): November 30, 2006

MODERN TECHNOLOGY CORP.

(Exact name of registrant as specified in charter)

NEVADA 002-80891 11-2620387

(State or other jurisdiction (Commission (IRS Employer

of incorporation) File Number) Identification No.)

1739 University Ave. #339, Oxford MS 38655

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code (601) 213-3629

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant's Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2006, the Company entered into an agreement under which the Company will spin-off its subsidiary, InMarketing Group, Inc. Under the terms of the Agreement, the Company will, within 6 months of the date of the agreement, the Company will begin the process of spinning-off InMarketing Group by transferring all shares of InMarketing owned by it to the shareholders of Modern Technology, pro rata. If such distribution does not qualify InMarketing as a publicly traded company, the Company will begin the process of registering InMarketing with the SEC, contacting a market making and filing a Form 15c2-11 in an effort to register InMarketing as a publicly traded company, at the Company's expense.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Attached hereto as Exhibit 10 is the Agreement between Modern Technology Corp., InMarketing Group, Inc. and its principal shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN TECHNOLOGY CORP.

Date:         December 7, 2006                                                            /s/ Anthony K. Welch

                                                                                                         Anthony K. Welch, CEO